Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS INTERNATIONAL REPORTS

RECORD FOURTH QUARTER AND FULL YEAR REVENUES

ENGLEWOOD, COLO. (February 5, 2013) — CSG Systems International, Inc. (Nasdaq: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, today reported results for the quarter and full year ended December 31, 2012.

Key Financial Highlights:

•	Fourth quarter 2012 results:

•	Total revenues were $198.0 million.

•	Non-GAAP operating income was $33.0 million, or 16.7% of total revenues and GAAP operating income was $22.1 million, or 11.2% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.67, which includes an unexpected benefit of $0.13 as a result of a lower than previously anticipated effective income tax rate. GAAP EPS was $0.48.

•	Full year 2012 results:

•	Total revenues were $756.9 million.

•	Non-GAAP operating income was $135.5 million, or 17.9% of total revenues and GAAP operating income was $96.6 million, or 12.8% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $2.33, which includes an unexpected benefit of $0.13 as a result of a lower than previously anticipated effective income tax rate. GAAP EPS was $1.51.

•	Cash flows from operations for the quarter were $19.1 million, and $127.5 million for the year ended December 31, 2012.

“We enter 2013 in a position of strength as a result of the actions we have taken over the past several years,” said Peter Kalan, chief executive officer and president of CSG Systems International, Inc. “We have a solid base of over 500 clients worldwide that depend upon us to help them execute upon their business plans. We have invested in our people, our products and our clients to ensure that they are successful. We have demonstrated our ability to manage our costs in a difficult and challenging business environment. And finally, we have a solid business model that is based on highly visible, recurring revenues, resulting in strong cash flows.”

CSG Systems International, Inc.

February 5, 2013

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2012	2011	Percent Change	2012	2011	Percent Change
Revenues	$198,007	$187,574	6%	$756,866	$734,731	3%
Non-GAAP Results:
Operating Income	$33,018	$39,987	(17)%	$135,535	$139,031	(3)%
Operating Income Margin	16.7%	21.3%	—	17.9%	18.9%	—
EPS	$0.67	$0.64	5%	$2.33	$2.25	4%
GAAP Results:
Operating Income	$22,149	$27,043	(18)%	$96,574	$96,285	0%
Operating Income Margin	11.2%	14.4%	—	12.8%	13.1%	—
EPS	$0.48	$0.35	37%	$1.51	$1.28	18%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2012 were $198.0 million, a 6% increase when compared to revenues of $187.6 million for the fourth quarter of 2011, and a 4% increase when compared to $190.0 million for the third quarter of 2012. Total revenues for the full year 2012 were $756.9 million, a 3% increase when compared to revenues of $734.7 million for full year 2011. The year-over-year revenue increases can be primarily attributed to increased revenues from various ancillary services and software sales during the current quarter and year and from the revenues generated from the Ascade business that CSG acquired in mid-July 2012, while the sequential quarterly increase is due primarily to a strong fourth quarter of software sales.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2012 was $33.0 million, or 16.7% of total revenues, compared to $40.0 million, or 21.3%, for the fourth quarter of 2011. Non-GAAP operating income for the third quarter of 2012 was $31.1 million, or 16.4% of total revenues. Non-GAAP operating income for the full year 2012 was $135.5, or 17.9% of total revenues, which compares to $139.0 million, or 18.9%, for the full year 2011. The year-over-year decreases in operating income and operating income margin is mainly due to the expected increases in data processing and employee-related costs. The sequential quarterly increase in operating income and operating income margin reflects the higher sequential revenues, mainly associated with the strong software sales.

Non-GAAP EPS for the fourth quarter of 2012 was $0.67, compared to non-GAAP EPS of $0.64 for the fourth quarter of 2011, and $0.50 for the third quarter of 2012. Non-GAAP EPS for the full year 2012 was $2.33, compared to non-GAAP EPS of $2.25 for the full year 2011. Both the fourth quarter and full year of 2012 non-GAAP EPS include an unexpected benefit of $0.13 as a result of a lower than previously anticipated effective income tax rate for 2012. The year-over-year improvement in the 2012 full year non-GAAP EPS performance relates mainly to a lower effective income rate between years.

CSG Systems International, Inc.

February 5, 2013

GAAP Results: GAAP operating income for the fourth quarter of 2012 was $22.1 million, or 11.2% of total revenues, compared to $27.0 million, or 14.4%, for the same period in 2011. GAAP operating income for the full year 2012 was $96.6 million, or 12.8% of total revenues, compared to $96.3 million, or 13.1%, for the full year 2011.

GAAP EPS for the fourth quarter of 2012 was $0.48, compared to $0.35 for the fourth quarter of 2011. GAAP EPS for the full year 2012 was $1.51, compared to $1.28 for the full year 2011.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	December 31, 2012	September 30, 2012	December 31, 2011
Cash, cash equivalents, and short-term investments (1)	$169,321	$184,769	$158,830
Net billed trade accounts receivable	191,943	174,137	179,804
Total long-term debt (1):
Par value	$300,000	$318,000	$340,000
Unamortized OID	(25,302)	(26,576)	(30,256)

Net debt carrying amount	$274,698	$291,424	$309,744

(1)	The sequential decrease in cash and short-term investments in the fourth quarter of 2012 is primarily due to an $18 million debt payment made in November 2012 in conjunction with CSG’s debt refinancing.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Operations	$34,921	$34,348	$126,317	$130,337
Changes in operating assets and liabilities	(15,866)	(2,523)	1,160	(69,378)

Net cash provided by operating activities (2)	$19,055	$31,825	$127,477	$60,959

Cash Flows from Investing Activities:
Purchases of property and equipment	$(12,733)	$(2,582)	$(33,221)	$(22,197)
Cash Flows from Financing Activities:
Repurchase of common stock under stock repurchase program	$—	$(2,268)	$(13,349)	$(9,930)
Net proceeds from/(payments on) long-term debt	(18,000)	(2,500)	(40,000)	(70,149)

CSG Systems International, Inc.

February 5, 2013

(2)	Cash flows from operating activities for the year ended December 31, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change in the monthly invoice timing for DISH Network, which was included as part of its contract renewal terms in January 2011 and had a negative $20 million impact in the first quarter of 2011; (ii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses, which were accrued expenses as of December 31, 2010; and (iii) $6 million payment of deferred income tax liabilities that became due in 2011 as a result of the repurchase of our 2004 Convertible Debt Securities.

2013 Financial Guidance

Revenues	$755 -$775 million
Non-GAAP EPS	$2.23 - $2.33
GAAP EPS from continuing operations	$1.59 - $1.70
Adjusted EBITDA	$162 - $167 million

CSG is currently in negotiations with one of its largest customers for a longer-term renewal of the current contract that expires at the end of February. The above current financial guidance assumes no material change in the revenue earned from this customer during 2013 pursuant to the terms of the existing agreement; as it is impossible to predict with certainty at this time what impact, if any, the terms of a longer-term contract extension will have on CSG’s 2013 results of operations. When this contract is extended in the future, CSG will determine what updates may be necessary to the above guidance.

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on February 5, 2013, at 5:00 p.m. ET, to discuss CSG’s fourth quarter and year end results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-0844 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, MasterCard, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

CSG Systems International, Inc.

February 5, 2013

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

February 5, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$136,473	$146,733
Short-term investments	32,848	12,097

Total cash, cash equivalents, and short-term investments	169,321	158,830
Trade accounts receivable:
Billed, net of allowance of $3,147 and $2,421	191,943	179,804
Unbilled and other	33,859	30,981
Deferred income taxes	22,244	19,982
Income taxes receivable	6,469	4,139
Other current assets	17,099	16,224

Total current assets	440,935	409,960
Non-current assets:
Property and equipment, net of depreciation of $120,643 and $116,125	39,429	41,154
Software, net of amortization of $68,513 and $56,521	36,729	29,966
Goodwill	233,365	220,013
Client contracts, net of amortization of $184,763 and $159,225	76,388	98,403
Deferred income taxes	2,596	1,008
Income taxes receivable	1,292	—
Other assets	16,207	14,393

Total non-current assets	406,006	404,937

Total assets	$846,941	$814,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15,000	$27,000
Client deposits	33,807	30,523
Trade accounts payable	30,473	27,198
Accrued employee compensation	61,083	42,005
Income taxes payable	2,116	2,334
Deferred revenue	47,691	44,824
Other current liabilities	21,562	23,501

Total current liabilities	211,732	197,385

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $25,302 and $30,256	259,698	282,744
Deferred revenue	6,504	8,631
Income taxes payable	1,168	4,114
Deferred income taxes	21,674	28,188
Other non-current liabilities	19,526	19,121

Total non-current liabilities	308,570	342,798

Total liabilities	520,302	540,183

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,734 shares and 33,822 shares outstanding	653	645
Additional paid-in capital	461,497	449,376
Treasury stock, at cost, 31,530 and 30,707 shares	(728,243)	(714,893)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	3	1
Unrecognized pension plan losses and prior service costs, net of tax	(1,761)	(1,794)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(658)	(618)
Cumulative foreign currency translation adjustments	2,274	(1,998)
Accumulated earnings	592,874	543,995

Total stockholders’ equity	326,639	274,714

Total liabilities and stockholders’ equity	$846,941	$814,897

CSG Systems International, Inc.

February 5, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Processing and related services	$135,980	$133,076	$544,649	$524,666
Software, maintenance and services	62,027	54,498	212,217	210,065

Total revenues	198,007	187,574	756,866	734,731

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	66,501	60,548	258,380	244,776
Software, maintenance and services	34,415	30,474	125,436	120,874

Total cost of revenues	100,916	91,022	383,816	365,650
Other operating expenses:
Research and development	28,696	26,663	112,938	111,142
Selling, general and administrative	39,396	31,470	138,783	128,346
Depreciation	5,202	6,511	22,286	25,435
Restructuring charges	1,648	4,865	2,469	7,873

Total operating expenses	175,858	160,531	660,292	638,446

Operating income	22,149	27,043	96,574	96,285

Other income (expense):
Interest expense	(3,647)	(4,185)	(15,983)	(17,026)
Amortization of original issue discount	(1,274)	(1,179)	(4,954)	(5,206)
Interest and investment income, net	220	169	855	764
Other, net	208	292	732	1,155

Total other	(4,493)	(4,903)	(19,350)	(20,313)

Income before income taxes	17,656	22,140	77,224	75,972
Income tax provision	(1,866)	(10,846)	(28,345)	(33,690)

Net income	$15,790	$11,294	$48,879	$42,282

Weighted-average shares outstanding – Basic:
Common stock	32,002	32,257	32,142	32,624
Participating restricted stock	—	127	17	189

Total	32,002	32,384	32,159	32,813

Weighted-average shares outstanding – Diluted:
Common stock	32,568	32,520	32,459	32,833
Participating restricted stock	—	127	17	189

Total	32,568	32,647	32,476	33,022

Earnings per common share:
Basic	$0.49	$0.35	$1.52	$1.29
Diluted	0.48	0.35	1.51	1.28

CSG Systems International, Inc.

February 5, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income	$48,879	$42,282
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	22,286	25,435
Amortization	44,178	42,173
Amortization of original issue discount	4,954	5,206
Impairment of client contract	3,783	—
Gain on short-term investments and other	(72)	(60)
Deferred income taxes	(10,707)	3,977
Excess tax benefit of stock-based compensation awards	(415)	(828)
Stock-based employee compensation	13,431	12,152

Subtotal	126,317	130,337
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(9,481)	(31,552)
Other current and non-current assets	(1,715)	3,210
Income taxes payable/receivable	(6,543)	7,573
Trade accounts payable and accrued liabilities	18,474	(20,074)
Deferred revenue	425	(28,535)

Net cash provided by operating activities	127,477	60,959

Cash flows from investing activities:
Purchases of property and equipment	(33,221)	(22,197)
Purchases of short-term investments	(62,742)	(37,798)
Proceeds from sale/maturity of short-term investments	42,063	43,450
Acquisition of business, net of cash acquired	(19,085)	—
Acquisition of and investments in client contracts	(4,629)	(9,133)

Net cash used in investing activities	(77,614)	(25,678)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,896	1,486
Repurchase of common stock	(16,558)	(14,365)
Payments on acquired equipment financing	(1,698)	(1,587)
Proceeds from long-term debt	150,000	—
Payments on long-term debt	(190,000)	(70,149)
Payments of deferred financing costs	(2,450)	(205)
Excess tax benefit of stock-based compensation awards	415	828

Net cash used in financing activities	(58,395)	(83,992)

Effect of exchange rate fluctuations on cash	(1,728)	(2,414)

Net decrease in cash and cash equivalents	(10,260)	(51,125)
Cash and cash equivalents, beginning of period	146,733	197,858

Cash and cash equivalents, end of period	$136,473	$146,733

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$13,124	$13,921
Income taxes	43,379	22,836

CSG Systems International, Inc.

February 5, 2013

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended December 31, 2012	Quarter Ended September 30, 2012	Quarter Ended December 31, 2011
Americas	83%	87%	85%
Europe, Middle East and Africa	11%	9%	10%
Asia Pacific	6%	4%	5%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended December 31, 2012	Quarter Ended September 30, 2012	Quarter Ended December 31, 2011
Comcast	19%	21%	19%
DISH	13%	13%	13%
Time Warner	11%	10%	10%

ACP Customer Accounts (in thousands, at end of period)

	December 31, 2012	September 30, 2012	December 31, 2011
Cable/Satellite Customer Accounts	48,870	49,224	48,837

CSG Systems International, Inc.

February 5, 2013

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG Systems International, Inc.

February 5, 2013

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Ascade acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Ascade acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Ascade, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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February 5, 2013

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

February 5, 2013

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31, 2012		Quarter Ended December 31, 2011
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$22,149	11.2%	$27,043	14.4%
Restructuring charges	1,648	0.8%	4,865	2.6%
Stock-based compensation	3,441	1.8%	2,468	1.3%
Amortization of acquired intangible assets	5,780	2.9%	5,611	3.0%

Non-GAAP operating income	$33,018	16.7%	$39,987	21.3%

	Year Ended December 31, 2012		Year Ended December 31, 2011
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$96,574	12.8%	$96,285	13.1%
Restructuring charges	2,469	0.3%	7,873	1.1%
Ascade acquisition-related charges	344	0.0%	—	—
Stock-based compensation	13,431	1.8%	12,152	1.6%
Amortization of acquired intangible assets	22,717	3.0%	22,721	3.1%

Non-GAAP operating income	$135,535	17.9%	$139,031	18.9%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended December 31, 2012		Quarter Ended December 31, 2011
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (3)
GAAP income before income taxes	$17,656	$0.48	$22,140	$0.35
Restructuring charges	1,648	0.03	4,865	0.10
Stock-based compensation	3,441	0.05	2,468	0.05
Amortization of acquired intangible assets	5,780	0.09	5,611	0.12
Amortization of OID	1,274	0.02	1,179	0.02

Non-GAAP income before income taxes	$29,799	$0.67	$36,263	$0.64

CSG Systems International, Inc.

February 5, 2013

	Year Ended December 31, 2012		Year Ended December 31, 2011
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (3)
GAAP income before income taxes	$77,224	$1.51	$75,972	$1.28
Restructuring charges	2,469	0.04	7,873	0.16
Ascade acquisition-related charges	344	0.01	—	—
Stock-based compensation	13,431	0.25	12,152	0.25
Amortization of acquired intangible assets	22,717	0.43	22,721	0.46
Amortization of OID	4,954	0.09	5,206	0.10

Non-GAAP income before income taxes	$121,139	$2.33	$123,924	$2.25

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, and includes the benefit from the R&D and related income tax credits related to 2012 operations. This resulted in estimated effective income rates for non-GAAP purposes for the quarter and year ended December 31, 2012 of approximately 27% and 38%, respectively; and (ii) the weighted-average diluted shares outstanding for the quarter and year ended December 31, 2012 of 32.6 million and 32.5 million, respectively.
(3)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in estimated effective income rates for non-GAAP purposes for the quarter and year ended December 31, 2011 of approximately 42% and 40%, respectively; and (ii) the weighted-average diluted shares outstanding for the quarter and year ended December 31, 2011 of 32.6 million and 33.0 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP operating income	$22,149	$27,043	$96,574	$96,285
Restructuring charges	1,648	4,865	2,469	7,873
Ascade acquisition-related charges	—	—	344	—
Depreciation	5,202	6,511	22,286	25,435
Amortization of acquired intangible assets (4)	5,780	5,611	22,717	22,721
Amortization of other intangible assets (4)	4,502	4,236	18,748	16,454
Stock-based compensation	3,441	2,468	13,431	12,152

Adjusted EBITDA	$42,722	$50,734	$176,569	$180,920

Adjusted EBITDA as a percentage of revenues	22%	27%	23%	25%

CSG Systems International, Inc.

February 5, 2013

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$15,790	$11,294	$48,879	$42,282
Interest expense (5)	3,647	4,185	15,983	17,026
Amortization of OID	1,274	1,179	4,954	5,206
Interest and investment income and other, net	(428)	(461)	(1,587)	(1,919)
Income tax provision	1,866	10,846	28,345	33,690
Depreciation	5,202	6,511	22,286	25,435
Amortization of acquired intangible assets (4)	5,780	5,611	22,717	22,721
Amortization of other intangible assets (4)	4,502	4,236	18,748	16,454
Stock-based compensation	3,441	2,468	13,431	12,152
Ascade acquisition-related charges	—	—	344	—
Restructuring charges	1,648	4,865	2,469	7,873

Adjusted EBITDA	$42,722	$50,734	$176,569	$180,920

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities	$19,055	$31,825	$127,477	$60,959
Income tax provision	1,866	10,846	28,345	33,690
Changes in operating assets and liabilities and deferred taxes	18,784	183	9,547	65,401
Impairment of client contract	(1,283)	—	(3,783)	—
Interest expense (5)	3,647	4,185	15,983	17,026
Interest and investment income and other, net	(428)	(461)	(1,587)	(1,919)
Ascade acquisition-related charges	—	—	344	—
Restructuring charges	1,648	4,865	2,469	7,873
Other	(567)	(709)	(2,226)	(2,110)

Adjusted EBITDA	$42,722	$50,734	$176,569	$180,920

(4)	Amortization on the cash flows statement is made up of the following items for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Amortization of acquired intangible assets	$5,780	$5,611	$22,717	$22,721
Amortization of other intangible assets	4,502	4,236	18,748	16,454
Amortization of deferred financing costs	602	727	2,713	2,998

Total amortization	$10,884	$10,574	$44,178	$42,173

(5)	Interest expense includes amortization of deferred financing costs as provided in Note 4 above.

CSG Systems International, Inc.

February 5, 2013

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011 (6)
Cash flows from operating activities	$19,055	$31,825	$127,477	$60,959
Purchases of property and equipment	(12,733)	(2,582)	(33,221)	(22,197)

Non-GAAP free cash flow	$6,322	$29,243	$94,256	$38,762

(6)	Cash flows from operating activities for the year ended December 31, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change in the monthly invoice timing for DISH Network, which was included as part of its contract renewal terms in January 2011 and had a negative $20 million impact in the first quarter of 2011; (ii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses, which were accrued expenses as of December 31, 2010; and (iii) $6 million payment of deferred income tax liabilities that became due in 2011 as a result of the repurchase of our 2004 Convertible Debt Securities.

Non-GAAP Financial Measures – 2013 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2013 full year financial guidance, is as follows:

2013 Guidance
GAAP operating income margin	12.0%
Restructuring charges (7)	0.5%
Stock-based compensation (8)	2.0%
Amortization of acquired intangible assets (9)	2.5%

Non-GAAP operating income margin (“approximately 17%”)	17.0%

(7)	This represents the pretax impact of restructuring charges of an estimated $2 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $14 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(9)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $20 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.

CSG Systems International, Inc.

February 5, 2013

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2013 full year financial guidance is as follows:

	2013 Guidance Range (10)
	Low Range	High Range
GAAP EPS	$1.59	$1.70
Restructuring charges(11)	0.03	0.03
Stock-based compensation (12)	0.22	0.22
Amortization of acquired intangible assets (13)	0.31	0.30
Amortization of OID (14)	0.08	0.08

Non-GAAP EPS	$2.23	$2.33

(10)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, and excludes the benefit of R&D and related income tax credits related to 2012 operations, as these credits are reflected in our 2012 effective income rate for non-GAAP purposes (see Note 2 above). This resulted in an estimated effective income tax rate for non-GAAP purposes of approximately 36%; and (ii) the estimated weighted-average diluted shares outstanding of 32.8 million.
(11)	This represents the estimated after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $2 million.
(12)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $14 million.
(13)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $20 million.
(14)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2013 full year financial guidance at the mid-point (in thousands):

2013
GAAP operating income	$92,000
Restructuring charges	2,000
Depreciation	23,000
Amortization of acquired intangible assets	20,000
Amortization of other intangible assets	13,000
Stock-based compensation	14,000

Adjusted EBITDA	$164,000

Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

February 5, 2013

2013
Net income	$54,000
Interest expense	13,000
Amortization of OID	5,000
Interest and investment income and other, net	(2,000)
Income tax provision	22,000
Depreciation	23,000
Amortization of acquired of intangible assets	20,000
Amortization of other intangible assets	13,000
Stock-based compensation	14,000
Restructuring charges	2,000

Adjusted EBITDA	$164,000

2013
Cash flows from operating activities (midpoint of guidance)	$123,000
Income tax provision	22,000
Changes in operating assets and liabilities and deferred taxes	6,000
Interest expense	13,000
Interest and investment income and other, net	(2,000)
Restructuring charges	2,000

Adjusted EBITDA	$164,000

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2013
Cash flows from operating activities (midpoint of guidance)	$123,000
Purchases of property and equipment	(35,000)

Non-GAAP free cash flow	$88,000